Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into this 27th day of April, 2016 by and between CANNAVOICES, INC., a Florida corporation ("Cannavoices") and Hit Sum To Me, LLC ("Lender"):

WITNESSETH:

WHEREAS, Cannavoices has created and is prepared to launch an online cannabis-related video game called "Hemp, Inc.", and

WHEREAS, it is the desire of Cannavoices to secure a loan to help finance its launch of Hemp, Inc., and it will launch and become operational with monetization within thirty (30) days of any loan being made by Lender to Cannavoices. If there is a delay in the launch of more than the above referenced thirty (30) days from the loan being made, the Lender shall be granted an additional 100,000 shares of capital stock of Pubco and an additional 100,000 shares for each subsequent day thereafter that the launch is delayed; and

WHEREAS, First Harvest Financial, Inc. has purchased a controlling block of the capital shares of a company named "American Riding Tours, Inc." (hereinafter "AMRD") for the purpose of engaging in a reverse merger with the same, thereby creating a publically traded company (hereinafter "PUBCO) which intends, in part, to immediately acquire Cannavoices; and

WHERAS, in consideration of said loan, Cannavoices is willing to grant to Lender certain rights to shares of PUBCO and to commit certain revenue stream profits from the operations of Hemp, Inc. and a portion of the sale of PUBCO stock to repayment of the loan from Lender to Cannavoices; and

WHEREAS, Lender is willing to extend a financing loan to Cannavoices on the basis as further outlined herein;

NOW, THEREFORE, Cannavoices and Lender hereby agree as follows:

(1) Lender hereby agrees to provide Cannavoices with the sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($ 600,000.00) (hereinafter the "Loan Principal") in the form of a financing loan. This loan shall be upon the terms as more particularly described in the Promissory Note attached as Exhibit A hereto and made a part hereof as though set forth at length herein (hereinafter the "Promissory Note"). The Promissory Note shall be secured by a Security Agreement of even date with the Promissory Note which Security Agreement shall be considered a joint Exhibit A with the Promissory Note and shall also be made a part hereof as though set forth at length herein.

(2) Upon Hemp, Inc. becoming operational, Cannavoices agrees that not less than 20% of any monthly profits of Cannavoices from the operation of Hemp, Inc. will be used to pay off the Promissory Note.

(3) Cannavoices further agrees that at the discretion of the Lender, upon PUBCO engaging in any sale of its capital shares to the public, not less than 50% of the proceeds shall be used to pay off any then remaining obligation of Cannavoices on the Promissory Note.

(4) It is the desire of Cannavoices to secure a loan to help finance its launch of Hemp, Inc., and it will launch and become operational with monetization within thirty (30) days of any loan being made by Lender to Cannavoices. If there is a delay in the launch of more than the above referenced thirty (30) days from the loan being made, the Lender shall be granted an additional 100,000 shares of capital stock of Pubco and an additional 100,000 shares for each subsequent day thereafter that the launch is delayed.

(5) Cannavoices will not issue or sell any of its shares of capital stock to any third party without the prior written consent of the Lender, which consent Lender hereby agrees not to unreasonably withhold.

(6) Lender agrees that, at no time subsequent to the running of any Rule 144 period related to Lender’s holding of Pubco shares, shall Lender attempt to engage or engage in any transaction for the sale, transfer or other disposition of any Pubco shares then held by Lender which shall be for an amount of shares in excess of ten percent (10%) of the then existing trailing 30-day average daily trading volume of Pubco shares.

(7) Cannavoices agrees that an amount not to exceed TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) of the proceeds of the Loan shall be made available to Lender as Lender shall direct to reimburse Lender for any costs or fees incurred by Lender in entering into or closing upon this Loan or the transactions contemplated hereby.

(8) Cannavoices has advised the Lender that the capital shares of Pubco to be supplied to Lender pursuant to the terms hereof, shall be restricted Rule 144 shares, shall bear a legend to that effect and that the ability of Lender to sell or transfer the shares in Pubco shall be appropriated limited. Lender represents and warrants that Lender has been so advised by Cannavoices and that Lender will not rely to the contrary.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above-written.

CANNAVOICES, INC. ("Cannavoices")

BY:
Kevin Gillespie, President

AGREED BY LENDER:

By:

Print Name:	Todd Schweizer, Manager
Hit Sum To Me, LLC